Exhibit 99.1

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONFIDENTIAL

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

(US Accredited Investors)

TO:	PUPPY ZONE ENTERPRISES, INC. (the “Company”)

Suite 200, 8275 S. Eastern Avenue,

Las Vegas, Nevada 89123-2591

Purchase of Units

1.	Subscription

1.1                         The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Company, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, ________________ Units at the price of US $0.05 per Unit (the "Subscription Price").(such subscription and agreement to purchase being the “Subscription”), for an aggregate purchase price of US $____________ (the “Subscription Proceeds”).

1.2                         Each “Unit” will consist of one share of the Company's common stock (a "Share") and one common share purchase warrant (a “Warrant”), subject to adjustment. Each whole Warrant shall be non-transferable and shall entitle the holder thereof to purchase one share of common stock in the capital of the Company (each, a “Warrant Share”), as presently constituted, for a period of two years commencing from the Closing (as defined hereafter), at a price per Warrant Share of US $0.10. Certificates representing the Warrants will be in a form as provided by the Company. The Shares, Warrants and the Warrant Shares are referred to as the “Securities”.

1.3                         On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Units to the Subscriber.

1.4                         Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. The Subscriber acknowledges that the offering of Units contemplated hereby is part a private placement of Units having an aggregate subscription level of up to 3,000,000 Units (the “Offering”). The Offering is not subject to any minimum aggregate subscription level.

2.	Payment

2.1                         The Subscription Proceeds must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on a Canadian chartered bank, or a bank in the United States reasonably acceptable to the Company, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be wired to the Company or its lawyers pursuant to wiring instructions that will be provided to the Subscriber upon request. If the funds are wired to the Company’s lawyers, those lawyers are authorized to immediately deliver the funds to the Company.

2.2                         The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement. If this Subscription Agreement is accepted but the Company does not file a Registration Statement with the Securities and Exchange Commission (“SEC”) pursuant to the Registration Rights Agreement within 60 days of such acceptance, Clark

D/KFR/779432.1

Wilson LLP are authorized and directed to return the Subscription Proceeds to the Subscriber. In such event, the Subscriber and the Company agree that this Agreement will be of no force and effect and that neither party will have any obligations to the other.

2.3                         Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares and Warrants have been issued to the Subscriber.

3.	Documents Required from Subscriber
3.1	The Subscriber must complete, sign and return to the Company:
(a)	a copy of this Subscription Agreement;
(b)	a prospective investor suitability questionnaire in the form attached as Exhibit A (the “Questionnaire”); and,
(c)	a risk acknowledgement form, including telephone number and e-mail address, in the form attached as Exhibit C (the “Risk Acknowledgement Form”)

3.2                         The Subscriber shall complete, sign and return to the Company as soon as possible, the Subscription Agreement, the Questionnaire, the Risk Acknowledgement Form and, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the OTC Bulletin Board and applicable law.

4.	Closing

4.1                         Closing of the offering of the Securities (the “Closing”) shall occur on such date as may be determined by the Company (the “Closing Date”).

4.2                         The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Shares and the Warrants to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.

5.	Acknowledgements of Subscriber
5.1	The Subscriber acknowledges and agrees that:
(a)

none of the Shares or Warrants have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)	the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares or Warrants under the 1933 Act, except as agreed in writing;
(c)	by completing the Questionnaire, the Subscriber is representing and warranting that the Subscriber is an Accredited Investor, as the term is defined in Regulation D under the 1933 Act;
(d)

the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the SEC and in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

(e)	if the Company has presented a business plan to the Subscriber, the Subscriber acknowledges that the business plan may not be achieved or be achievable;

D/KFR/779432.1

(f)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(g)	there is no government or other insurance covering the Securities;
(h)	there are risks associated with an investment in the Securities, as more fully described in certain information forming part of the Public Record;
(i)

the Subscriber has not acquired the Units as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Units; provided, however, that the Subscriber may sell or otherwise dispose of any of the Units pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(j)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(k)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(l)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, the Questionnaire or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(m)

none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently the common shares of the Company are quoted for trading on the OTC Bulletin Board;

(n)

the Company will refuse to register any transfer of the Shares or the Warrant Shares not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(o)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and
(ii)	applicable resale restrictions; and
(p)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

D/KFR/779432.1

6.	Representations, Warranties and Covenants of the Subscriber

6.1                         The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(b)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;
(d)

the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Subscriber is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(e)	all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company;
(f)	the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement;
(g)

the Subscriber is acquiring the Units for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Units in the United States or to U.S. Persons;

(h)

the Subscriber is acquiring the Units as principal for the Subscriber’s own account (except for the circumstances outlined in paragraph 6.1(j)), for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Units;

(i)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units;

(j)	if the Subscriber is acquiring the Units as a fiduciary or agent for one or more investor accounts:
(i)

the Subscriber has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account, and

(ii)	the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an Accredited Investor;
(k)

the Subscriber acknowledges that the Subscriber has not acquired the Units as a result of, and will not itself engage in, any “directed selling efforts” (as defined in the 1933 Act) in the United States in respect of any of the Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Units; provided, however, that the Subscriber may sell or otherwise dispose of any of the Units pursuant to registration of any of the Units pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

D/KFR/779432.1

(l)	the Subscriber is not aware of any advertisement of any of the Units; and
(m)	no person has made to the Subscriber any written or oral representations:
(i)	that any person will resell or repurchase any of the Securities;
(ii)	that any person will refund the purchase price of any of the Securities;
(iii)	as to the future price or value of any of the Securities; or
(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board.

7.	Acknowledgement and Waiver

7.1                         The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Public Record. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

8.	Legending of Subject Securities

8.1                         The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

8.2                         The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

9.	Costs

9.1                         The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

10.	Governing Law

10.1                       This Subscription Agreement is governed by the laws of the State of Nevada. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

11.	Survival

11.1                       This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

D/KFR/779432.1

12.	Assignment
12.1	This Subscription Agreement is not transferable or assignable.
13.	Severability

13.1                       The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

14.	Entire Agreement

14.1                       Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

15.	Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at Puppy Zone Enterprises, Inc. Suite 200, 8275 S. Eastern Avenue, Las Vegas, Nevada 89123-2591. The Company’s fax number is (702) 990-8681.

16.	Counterparts and Electronic Means

16.1                       This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

17.

D/KFR/779432.1

Delivery Instructions

17.1	The Subscriber hereby directs the Company to deliver the Share and Warrant Certificates to:

_____________________________________________________________________________________

(name)

_____________________________________________________________________________

(address)

17.2                       The Subscriber hereby directs the Company to cause the Units to be registered on the books of the Company as follows:

_____________________________________________________________________________

(name)

_____________________________________________________________________________

(address)

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

___________________________________________

(Name of Subscriber – Please type or print)

___________________________________________

(Signature and, if applicable, Office)

___________________________________________

(Address of Subscriber)

___________________________________________

(City, State or Province, Postal Code of Subscriber)

___________________________________________

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Units is hereby accepted by the Company.

DATED at _________________________ , the ________ day of _______________________ , 2005.

PUPPY ZONE ENTERPRISES, INC.

Per:	____________________________________
Authorized Signatory

D/KFR/779432.1

EXHIBIT A

U.S. INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

1.	The Subscriber covenants, represents and warrants to the Company that:
(a)	the Subscriber is a U.S. Person;
(b)

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription Agreement and it is able to bear the economic risk of loss arising from such transactions;

(c)

the Subscriber is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration thereof pursuant to the Securities Act of 1933 (the “1933 Act”) and any applicable State securities laws unless an exemption from such registration requirements is available or registration is not required pursuant to Regulation S under the 1933 Act or registration is otherwise not required under this 1933 Act;

(d)	the Subscriber satisfies one or more of the categories indicated below (please check the appropriate box):
☐

Category 1             An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

☐	Category 2 A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000;
☐

Category 3             A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Category 4             A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an

9

- -

employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

☐	Category 5 A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
☐	Category 6	A director or executive officer of the Company;
☐

Category 7             A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

☐	Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories; and
(e)

the Subscriber is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

2.	The Subscriber acknowledges and agrees that:
(a)	if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:
(i)	the sale is to the Company;
(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;
(iii)

the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)

the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

(b)

the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the

10

- -

1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein; ‘

(c)

upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(d)	the Company may make a notation on its records or instruct the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein; and
(e)

the Subscriber, if an individual, is a resident of the state or other jurisdiction in its address on the Subscriber’s execution page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to acquire the Securities is the address listed on the Subscriber’s execution page of the Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of ____ day of _________________ , 2005.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No.

11

- -

EXHIBIT B

OFFERING MEMORANDUM

Form 45-106F2

Offering Memorandum for Non-Qualifying Issuers

Date: October 27, 2005

The Issuer:
Name:	PUPPY ZONE ENTERPRISES INC. (the “Issuer”)
Head office:	8275 S. Eastern Avenue Suite 200 Las Vegas, Nevada 89123-2591 Phone Number: 702-938-0486; Fax Number: (702) 990-8681;
Currently listed or quoted?	No. These securities do not trade on any exchange or market
Reporting issuer?	No
SEDAR filer?	No
The Offering:
Securities offered:

3,000,000 units (the “Units”), each Unit consisting of one common share of the Issuer (a “Share”) and one non-transferable common share purchase warrant (a “Warrant”), each Warrant entitling the holder thereof to purchase one further common share of the Issuer (a “Warrant Share”) at a price of $0.10 per Warrant Share.

Price per security:	$0.05 per Unit
Minimum offering	None. You may be the only purchaser.
Maximum offering:	3,000,000 Units
Minimum subscription amount:	There is no minimum subscription amount an investor must invest.
Payment Terms:

Subscription Proceeds must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on a Canadian chartered bank, or a bank in the United States reasonably acceptable to the Company, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be wired to the Company or its lawyers pursuant to wiring instructions that will be provided to the Subscriber upon request. If the funds are wired to the Company’s lawyers, those lawyers are authorized to immediately deliver the funds to the Company.

Proposed closing date(s):	January 27, 2006
Income tax consequences:	There are important tax consequences to these securities. See Item 6
Selling agent:	No
Resale Restrictions
You will be restricted from selling your securities for an indefinite period. See Item 10.
Purchaser’s Rights

You have two business days to cancel your agreement to purchase these securities. If there is a misrepresentation in this Offering Memorandum, you have the right to sue either for damages or to cancel this agreement. See item 11.

12

- -

No securities regulatory authority has assessed the merits of these securities or reviewed this Offering Memorandum. Any representation to the contrary is an offence. This is a risky investment. See Item 8.

Item 1 - Sources and Uses of Available Funds

1.1	Net Proceeds and Available Funds

Sources of Funds		Assuming Minimum Offering(1)	Assuming Maximum Offering(2)
A	Total Subscription Proceeds	$0	$150,000

There is no minimum number of units that we have to sell. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be immediately available to our company for its use. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Because there is no minimum number of units that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $50,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment. In addition to $150,000 that we may receive through the sale of the Units, we may also receive up to $300,000 in gross proceeds from the exercise of share purchase warrants by the investors within two years of completion of this offering.

1.2	Use of Available Funds

We intend to raise up to $150,000 from the sale of the 3,000,000 units of our securities that we propose to sell directly at $0.05 per unit. We may also receive up to $300,000 in gross proceeds from the exercise of share purchase warrants by the investors within two years of completion of this offering. This offering is made on a best efforts basis and there is no minimum. We have no intention to return to any investor any proceeds from the sale of any of these 3,000,0000 units if the maximum amount is not raised. We intend to use the proceeds for general working capital purposes. The following table shows how our company intends to use the proceeds from this offering if all of the 3,000,000 units are sold but the share purchase warrants are not exercised:

Costs of this Offering		$50,000
Accounting		$10,000
Overhead and Miscellaneous Administrative Expenses		$6,000
Legal Expenses		$15,000
Marketing Expenses		$20,000
Working Capital		$49,000
Total		$150,000
1.3	Reallocation

The Partnership intends to spend the available funds as stated above in Section 1.2. However, the Partnership may reallocate funds only for sound business reasons.

Item 2: Business

Our company, Puppy Zone Enterprises, Inc., has developed a franchise system to offer high quality, integrated and consistent dog day care services under the brand name "The Puppy Zone". Our mission is to enhance the quality of life for dogs and their owners through the operation of our dog day care franchises. Our research has indicated that our franchise system is unique in the pet care industry. We believe that our franchise system leads the pet care

D/KFR/779432.1

industry in that it applies sound commercial practices with a focus to create a strong corporate brand through sale of franchises, provision of onsite training and rigorous observance of our training and operating guides and manuals.

We were incorporated in Nevada on April 27, 2005. We were registered as an extra-provincial company under the British Columbia Business Corporations Act on May 13, 2005.

Our principal executive office is located at 8275 South Eastern Avenue, Suite 200, Las Vegas, Nevada. We will also operate out of our directors' home offices in British Columbia. Our telephone number is (702) 938-0486 and our Internet address is www.puppyzone.com.

We are offering up to a total of 3,000,000 units of our securities, each unit comprising one share of our common stock and one share purchase warrant. The offering price is $0.05 per unit. Each share purchase warrant will entitle its holder to purchase one additional share of our common stock at the price of $0.10 per share within two years of completion of this offering. The units are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days. We currently have 3,000,000 shares of our common stock issued and outstanding. If we sell the maximum number of units we plan to sell in this offering, we will have 6,000,000 shares of our common stock issued and outstanding after completion of the offering and we will reserve another 3,000,000 shares of our common stock for issuance upon exercise of the share purchase warrants.

The possible net proceeds to our company from completion of this offering is $100,000, after deducting the estimated cost of $50,000 for this offering. We will use the proceeds of this offering for further development of our Puppy Zone franchise system and the marketing of our Puppy Zone franchise system.

We will sell the units of our securities in this offering through Tamara Huculak, one of our officers and directors. Ms. Huculak intends to offer the securities through advertisements and investment meetings and to friends of our officers and directors. There is no minimum number of units that have to be sold in this offering and the units will be sold on a best efforts basis only. If we do not raise at least $50,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

Item 3 - Directors, Management, Promoters and Principal Holders

3.1	Compensation and Securities Held

General Partner – The following table sets out information about each director, officer and promoter of the General Partner and each person who directly or indirectly beneficially owns or controls 10% or more of any class of voting securities of the General Partner (a “principal holder”).

Name and municipality of principal residence	Position held (e.g. Director, officer, promoter and/or principal holder) and the date of obtaining that position	Compensation paid since inception and the compensation anticipated to be paid in the current financial year	Number and percentage of securities held prior to completion of minimum offering	Number and percentage of securities held after completion of maximum offering
Tamara Anne Huculak 2010 – 1055 West Georgia Street Vancouver, B.C. V6E 3P3	Director, President, April 27, 2005	Nil since inception Nil for current financial year	2,000,000 66.67%	2,000,000 40%

D/KFR/779432.1

Maria Estrada 7169 Maureen Crescent Burnaby, B.C. V5A 1H2	Director April 27, 2005	Nil since inception Nil for current financial year	1,000,000 33.33%	1,000,000 20%
Directors and Executive Officers as a Group		3,000,000 100%	3,000,000 60%

3.2	Management Experience

General Partner – The following table discloses the principal occupation of the directors and senior officers of the General Partner over the past five years.

Name	Principal occupation and related experience
Tamara Anne Huculak, Vancouver B.C., President and Director

In 1999, Tamara Anne Huculak helped establish TPZ Enterprises to promote the dog day care concept and selling dog day care franchises. The first franchise location for TPZ Enterprises was established in Whistler, British Columbia, and a second location was later started in Vancouver. Tamara Anne Huculak is also a barrister and solicitor in Vancouver, B.C.

Maria Estrada Secretary, Treasurer and Director

Ms. Estrada has been the Secretary and Treasurer and a director of our company since our inception on April 27, 2005. Other than serving as an officer and director of our company, Ms. Estrada also works as a bodily injury claim adjuster for The Insurance Corporation of British Columbia. Ms. Estrada began her career at The Insurance Corporation of British Columbia in 1991, initially as an office assistant. In 1996 she was promoted to the position of tele-centre adjuster and in 1997 she was promoted to the position of claims adjuster. She has occupied the position of bodily injury claim adjuster for The Insurance Corporation of British Columbia since year 2000.

3.3	Penalties, Sanctions and Bankruptcy

There are no penalties or sanctions that have been in effect during the last 10 years against:

a director, senior officer or control person of the Partnership, or an issuer of which a person or company referred to in (a) above was a director, senior officer or control at the time nor have any such persons or companies during the last 10 years made any declaration of bankruptcy, voluntary assignment in bankruptcy, proposed under any bankruptcy or insolvency legislation or entered into any proceedings, arrangement or compromise with creditors or appointed a receiver, receiver-manager or trustee to hold assets.

Item 4: Capital Structure

Share Capital

D/KFR/779432.1

The following table summarizes information about outstanding securities of the Issuer:

Description of security	Number authorized to be issued	Number outstanding as at October 25, 2005	Number outstanding after min. offering	Number outstanding after max. offering
Common Sharess	100,000,000	3,000,000	3,000,000	6,000,000
Warrants	n/a	0	0	3,000,000

Long Term Debt

The Company does not have any long term debt.

Prior Sales

The following securities of the Company have been issued during the last 12 months:

Date of issuance	Type of security issued	Number of securities issued	Price per security	Total funds received
April 27, 2005	common shares	6,000,000	$0.001	$3,000

Item 5 - Securities Offered

5.1	Terms

We are offering up to a total of 3,000,000 units of our securities, each unit comprising one share of our common stock and one share purchase warrant. The offering price is $0.05 per unit. Each share purchase warrant will entitle its holder to purchase one additional share of our common stock at the price of $0.10 per share within two years of completion of this offering. The share purchase warrants are not transferable by the holders and we are not seeking to register the share purchase warrants as a separate class of securities.

There is no minimum number of units that we have to sell. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to our company for its use. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

5.2	Subscription Procedure

To subscribe for Shares, prospective purchasers must complete and deliver to the Issuer a subscription in the form delivered with this Offering Memorandum and deliver to the Issuer the purchase price by cheque, bank draft, or money order made payable to the Issuer or by wire transfer to the Issuer.

Exemptions - The Shares are being offered in reliance upon exemptions from the registration and prospectus requirements of the securities laws of the Provinces of British Columbia (the “Applicable Securities Laws”). In determining the availability of these exemptions, the Issuer will be relying upon the truth and accuracy of your representations in the Subscription Agreement. Purchasers should closely review the terms of the Subscription Agreement with their professional advisors.

D/KFR/779432.1

Purchasers are required to execute and deliver to the Issuer the Risk Acknowledgement Form attached to the Subscription Agreement. In addition, the purchase price paid by persons required to execute the Risk Acknowledgement Form will be held in trust by the Issuer for at least two days from the date of receipt.

The preceding is only a summary of the subscription procedure. Prospective purchasers should refer to the Subscription Agreement.

Prospective investors should not construe the contents of this Offering Memorandum as investment, legal or tax advice. Each investor should consult his, her or its own counsel, accountants and other advisors as to legal, tax and related matters concerning any purchase of the Shares. By execution of the Subscription and related documents, each investor represents and warrants to the Issuer that he or she has obtained such professional advice and made such independent investigation of this investment as the investor deems appropriate in reaching his or her decision to invest.

Item 6: Income Tax Consequences and RRSP Eligibility

You should consult your own professional advisers to obtain advice on the income tax consequences that apply to you.

Not all securities are available for investment in a registered retirement savings plan (RRSP). You should consult your own professional advisers to obtain advice on the RRSP eligibility of the Units.

Item 7: Compensation Paid to Sellers and Finders

The Company does not intend to pay any compensation in respect of the offering of the Units.

Item 8 - Risk Factors

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing units of our securities. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

The risk that you could lose all of your investment increases with any shortfall of the $150,000 maximum amount that we are trying to raise in this offering. We will close this offering within 90 days even if we raise only a nominal amount. We need a minimum of $50,000 to cover our offering expenses.

Even if we raise the entire $150,000 maximum amount we are trying to raise in this offering you could lose all of your investment if we do not have enough money to implement and complete our proposed business operations. The risk that you could lose all of your investment increases with any shortfall of the $150,000 maximum amount that we are trying to raise in this offering. Your risk increases because if we raise less money it would be more likely that we will not have sufficient funds to implement or complete our proposed business operations. We will close this offering within 90 days even if we raise only a nominal amount and we will not refund any money we raise. We need a minimum of $50,000 to cover our estimated offering expenses. We may not even be able to raise this amount. If we are not able to raise sufficient funds to cover our estimated operating expenses and implement and complete our proposed business operations we will go out of business and you will lose your entire investment.

We need financing from this offering to implement our business plan and to market and deploy our Puppy Zone franchise system. If we do not raise at least $50,000 we will not be able to continue our proposed operations and you will lose your entire investment.

D/KFR/779432.1

We need financing from this offering to complete to implement our proposed business plan and to market and deploy our Puppy Zone franchise system. If we are unable to raise at least $50,000 we will not be able to undertake our proposed business operations and you will lose your entire investment. In addition, we may:

- incur unexpected costs in implementing our proposed business plan and/or the marketing and deploy of our Puppy Zone franchise system;

- incur delays and additional expenses in the promotion of our Puppy Zone franchise system;

- be unable to create substantial pool of business people interested in becoming a franchisee; or

- incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plan. We will depend substantially on outside capital to pay for the marketing and deployment of our Puppy Zone franchise system. Such outside capital may include borrowing. Capital may not be available to meet these continuing development costs or, if the capital is available, it may be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in your equity interests and the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we were unable to obtain financing in the amounts required our proposed business will fail and you will lose your entire investment.

The offering price of the securities was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our common stock difficult to sell.

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of $0.05 for the unit of our securities was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange .

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Future sales of common stock by our directors and officers will likely cause the market price for our common stock to drop.

A total of 3,000,000 share of common stock were issued to our two officers and directors. They paid an average price of $0.001 per share. Subject to the restrictions described under "Future Sales by Existing Shareholders" on page 17 of this prospectus, they will likely sell a portion of their common stock if the price goes above $0.10. If they do sell their common stock into the market, the sales may cause the market price of the stock to drop.

D/KFR/779432.1

RISKS RELATED TO OUR BUSINESS

We have a limited operating history that you can use to evaluate us and therefore we may not survive if we meet some of the problems, expenses, difficulties, complications and delays frequently encountered by a start up company.

We were incorporated in April 2005 and on April 27, 2005 we acquired the business assets of TPZ Enterprises, including various trademarks associated with the Puppy Zone franchise system, franchise agreements and the training and operating manuals of the Puppy Zone franchise system. To date, we have focused our attention on fine tuning and marketing our Puppy Zone franchise system. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our plan to become a successful dog day care franchisor. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our business operations .

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

If we are unable to generate significant revenues from our operations, we may be unable to expand our Puppy Zone franchise system and may be forced to cease operations.

If we are unable to generate significant revenues from our future franchise arrangements with franchisees, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to develop and sell franchises in the dog day care industry. Ultimately the expansion of our franchises and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

D/KFR/779432.1

We expect to experience significant and rapid growth in the scope and complexity of our business as our Puppy Zone franchise system gains acceptance in the market. If we are unable to hire additional staff to handle sales and marketing of our services and manage our operations, our growth could harm our future business results and may strain our managerial and operational resources.

If our Puppy Zone franchise gains acceptance in the market after our marketing campaigns, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to hire staff to market our franchise system, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. If we fail to develop and implement effective systems, or hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our future franchise relationships, or fail to manage growth effectively, our business will fail and you will lose your entire investment in our company.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We depend on the services of our officers and directors, Tamara Huculak and Maria Estrada. Our success depends on the continued efforts of these individuals to manage our business operations. At the present time, Ms. Huculak devotes approximately 15 hours per week and Ms. Estrada devotes approximately 5 hours per week to the business affairs of our company. The loss of the services of either Ms. Huculak or Ms. Estrada could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

Tamara Huculak's control of our company may prevent you from causing a change in the course of our operations and may affect the market price of our common stock.

Tamara Huculak beneficially owns approximately 66.67% of our common stock. Accordingly, for as long as Ms. Huculak continues to own more than 50% of our common stock, she will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, depending on the number of our securities sold, your ability to cause a change in the course of our operations may be impeded. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common stock you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

Other than trademarks registrations in Canada of the trademark "The Puppy Zone", "The Puppy Zone Dog Day Care and Adventure Centre" and the related designs and the trademark registration in the United States of the trademark "The Puppy Zone", we currently do not have any other formal protection for our intellectual property. If we are unable to protect our trade names, know how and trade secrets, our efforts to increase public recognition of our Puppy Zone franchise system may be impaired and we may be required to incur substantial costs to protect our name, know how and trade secrets.

Other than the trademark registrations described above, we have not made any applications for the protection of our intellectual property rights. As a consequence we may not be able to prevent the unauthorized use of our trade names, know how and trade secrets. We may be unable to prevent third parties from acquiring and using names or business methods that are similar to, infringe upon or otherwise decrease the value of our name, our know how, our trade secrets and other proprietary rights that we may hold. We may need to bring legal claims to enforce or protect any intellectual property rights that we assert. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Any claims, by or against us, could be time consuming and costly to defend or litigate, divert our attention and resources and result in the loss of goodwill associated with our trade names, know how, and trade secrets.

D/KFR/779432.1

Item 9 - Reporting Obligations

The Issuer is not a reporting issuer of any province in Canada. We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

Item 10: Resale Restrictions

Unless permitted under securities legislation, you cannot trade the securities before the date that is 4 months and a day after the date the Issuer becomes a reporting issuer in any province or territory of Canada.

Item 11: Purchaser’s Rights

If you purchase these securities you will have certain rights, some of which are described below. For information about your rights you should consult a lawyer.

Two-Day Cancellation Right - You can cancel your agreement to purchase these securities. To do so, you must send a notice to the Issuer by midnight on the 2nd business day after you sign the agreement to buy the securities.

Statutory Rights of Action in the Event of a Misrepresentation - If there is a misrepresentation in this Offering Memorandum, you have a statutory right to sue the Issuer:

(a)	to cancel your agreement to buy these securities, or

(b)	for damages.

This statutory right to sue is available to you whether or not you relied on the misrepresentation. However, in an action for damages, the amount you may recover will not exceed the price that you paid for your securities and will not include any part of the damages that the Issuer proves does not represent the depreciation in value of the securities resulting from the misrepresentation. The Issuer has a defence if it proves that you knew of the misrepresentation when you purchased the securities.

If you intend to rely on the rights described in (a) or (b) above, you must do so within strict time limitations. You must commence your action to cancel the agreement on or before the 180th day after the date:

(a)	on which payment was made for the Shares; or

(b)

on which the initial payment was made for the Shares, if payments subsequent to the initial payment are made under a contractual commitment entered into before, or concurrently with, the initial payment;

or if your action is for other than to cancel the agreement, the earlier of:

(c)	the 180th day after the date you first had knowledge of the facts giving rise to the cause of action; or
(d)	three years from the date:
(i)	on which payment was made for the Shares; or

D/KFR/779432.1

(ii)

on which the initial payment was made for the Shares, if payments subsequent to the initial payment are made under a contractual commitment entered into before, or concurrently with, the initial payment.

Item 12: Financial Statements

FINANCIAL STATEMENTS

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements pertaining to Puppy Zone Enterprises, Inc. are included as part of this Offering Memorandum:

Audited Financial Statements

Report of HLB Cinnamon, Jang, Willoughby, Chartered Accountants, Independent Auditors

Balance sheets as of June 30, 2005

Statement of Loss and Deficit For the Period from April 27, 2005 (date of inception) to June 30, 2005

Statement of Cash Flows For the Period from April 27, 2005(date of inception) to June 30, 2005

Statement of Changes in Stockholders' Deficiency For the Period from April 27, 2005(date of inception) to June 30, 2005

Notes to Financial Statements

D/KFR/779432.1

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

Las Vegas, Nevada

FINANCIAL STATEMENTS

For the Year Ended June 30, 2005

D/KFR/779432.1

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

INDEX TO FINANCIAL STATEMENTS

Auditors' Report

Balance Sheet	Exhibit "A"

Statement of Loss and Deficit	Exhibit "B"

Statement of Cash Flows	Exhibit "C"

Statement of Changes in Shareholders' Deficiency	Exhibit "D"

Notes to Financial Statements	Exhibit "E"

D/KFR/779432.1

Exhibit "A"

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

Balance Sheet

June 30, 2005

Assets	June 30, 2005

Current:
Cash	$2,985
Prepaid expenses	2,724

$5,709

Liabilities

Current:
Due to shareholders – current	$5,005
Accounts payable	2,856

7,861

Shareholders' Deficiency

Share Capital:
Authorized -
100,000,000 common shares with $0.001 par value
Issued and fully paid -
3,000,000 common stock	3,000

3,000
Deficit accumulated during the development stage, per Exhibit "B"	5,152

(2,152)

$5,709

Approved by the Directors:

_______________________________

_______________________________

Exhibit "B"

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

Statement of Loss and Deficit

For the Period from April 27, 2005 (date of inception) to June 30, 2005

Period ending June 30, 2005

Revenue	$-

Expenses:
Accounting and legal	5,132
Bank charges and interest	15
Office and miscellaneous	5

5,152

Net Loss	5,152

Deficit accumulated during development stage, ending, to Exhibit "A"	$5,152

Net loss per weighted average share -
Basic and fully diluted	$-

Weighted average number of shares	3,000,000

- See accompanying notes -

Exhibit "C"

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

Statement of Cash Flows

For the Period from April 27, 2005 (date of inception) to June 30, 2005

Period ending June 30, 2005

Operating Activities:
Net Loss , per Exhibit "B"	$5,152
Changes in non-cash working capital -
Increase (Decrease) in Accounts Payable	2,856
Increase (Decrease) in Prepaid expenses	2,724

Cash out flows from operating activities	5,020

Financing Activities:
Common shares issued	3,000
Borrowings	5,005

Cash flows from financing activities	8,005

Net Increase in Cash	2,985
Cash, beginning	-

Cash, ending	$2,985

- See accompanying notes -

Exhibit "D"

PUPPY ZONE ENTERPRISES, INC.

(a development stage company)

A statement of Shareholders' Deficiency

For the Period from April 27, 2005 (date of inception) to June 30, 2005

				Deficit
				accumulated
			Additional	during the
	Common Shares		paid in	development
	Shares	Amount	capital	stage	Total

Balance at April 27, 2005	-	$ -	$ -	$ -	$ -

Common shares issued at inception	30,000,000	3,000	-	-	3,000
Net loss for the period	-	-	-	(5,152)	(5,152)

Balance at June 30, 2005	30,000,000	3,000	-	(5,152)	(2,152)

- See accompanying notes –

D/KFR/779432.1

Exhibit "E"

Puppy Zone Enterprises, Inc.

Notes to Financial Statements

June 30, 2005

Note A - Organization and Description of Business

Puppy Zone Enterprises, Inc.. (Company) was incorporated on April 27, 2005 in accordance with the laws of the State of Nevada and is extra provincially registered in British Columbia. The Company's principle business is to develop and market a franchise of pet care for dogs.

Note B - Going Concern

The Company is fully dependent upon either, future sale of shares or its current management and/or advances or loans from controlling shareholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity during the development phase.

There is no assurance that the Company will be able to obtain additional funding through the sales of additional shares or, that such funding, if available, will be obtained on terms favourable to or affordable by the Company. It is the intent of management and controlling shareholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.

However, there is no legal obligation for either management and/or controlling shareholders to provide such additional funding.

Note C - Summary of Significant Accounting Policies

1.	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year end is June 30.

D/KFR/779432.1

Exhibit "E"

Continued

Puppy Zone Enterprises, Inc.

Notes to Financial Statements

June 30, 2005

Note C - Summary of Significant Accounting Policies (continued)

2.	Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FSAS No. 128 "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury method and convertible preferred shares using the if-converted method. In computing diluted EPS, the average shares price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of June 30, 2005 the Company had no warrants and/or options outstanding

4.	Comprehensive Income (Loss)

SFAS No. 130 "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2005, the company has no items that represent a Comprehensive loss in the financial statements.

5.	Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less, at the time of issuance, to be cash and cash equivalents.

D/KFR/779432.1

Exhibit "E

"Continued

Puppy Zone Enterprises, Inc.

Notes to Financial Statements

June 30, 2005

Note C - Summary of Significant Accounting Policies (continued)

6.	Organization Costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

7.	Financial Instruments

The fair values of Cash, accounts payable and accrued liabilities, and loans payable to related parties approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

8.	Research and Development Expenses

Research and development expenses are charged to operations as incurred.

9.	Advertising Expenses

Advertising and marketing expenses are charged to operations as incurred.

10.	Income Taxes

The asset and liability method is used when accounting for income taxes. The deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, comprising primarily of accumulated amortization and unutilised non-capital losses. The deferred tax asset is related solely to the Company's net operating loss carry forwards' and is fully reserved.

D/KFR/779432.1

Note C - Summary of Significant Accounting Policies (continued)

11.	Foreign Currency Translation

The functional and reporting foreign currency is the United States dollar. Foreign currency transactions are occasionally undertaken in Canadian dollars and are translated into United States dollars using exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are re-measured at each balance sheet date at the exchange rate prevailing at the balance sheet date. Foreign currency exchange gains and losses are charged to operations. The Company has not entered into derivative instruments to offset the impact of foreign currency fluctuations.

12.	Recent Accounting Pronouncements

a.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 153 "Exchange of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the company's results of operations or financial position.

b.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment" ("FAS 123R"), which is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transaction in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transaction in which an entity obtains employee services in share based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Note C - Summary of Significant Accounting Policies (continued)

12.	Recent Accounting Pronouncements (continued)

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instrument issued. Public entities other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have material effect on the Company's results of operations or financial position.

D/KFR/779432.1

c.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

Note D - Related Party Transactions

The Company received an additional advance of $5,000 from related parties. The total outstanding loans payable to related parties is $5,000.

Note F - Common Share Transactions

On April 27, 2005, the company sold an aggregate 3,000,000 shares of restricted, unregistered common shares for gross proceeds of $3,000. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.

Item 13: Date and Certificate

Dated October 27, 2005.

This Offering Memorandum does not contain a misrepresentation.

PUPPY ZONE ENTERPRISES INC.

Per:

/s/ Tamara Huculak

Tamara Huculak

President and Director

/s/ Maria Estrada

Maria Estrada

Secretary, Treasurer and Director

D/KFR/779432.1

EXHIBIT C

RISK ACKNOWLEDGEMENT FORM

Form 45-106F4

W A R N I N G

Risk Acknowledgement

•       I acknowledge that this is a risky investment.

•       I am investing entirely at my own risk.

•       No securities regulatory authority has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.

•       I will not be able to sell these securities except in very limited circumstances. I may never be able to sell these securities.

•       I could lose all the money I invest.

I am investing $____________ [total consideration] in total; this includes any amount I am obliged to pay in future.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

Date                      Signature of Purchaser

  rint name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

You have 2 business days to cancel your purchase

To do so, send a notice to Puppy Zone Enterprises, Inc. stating that you want to cancel your purchase. You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities. You can send the notice by fax or deliver it in person to Puppy Zone Enterprises, Inc. at its business address. Keep a copy of the notice for your records.

Issuer Name and Address:	PUPPY ZONE ENTERPRISES, INC.

Suite 200, 8275 S. Eastern Avenue,

Las Vegas, Nevada 89123-2591

Fax: (702) 990-8681

You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

•	the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and

D/KFR/779432.1

•	the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

You will receive an offering memorandum Read the offering memorandum carefully because it has important information about the issuer and its securities. Keep the offering memorandum because you have rights based on it. Talk to a lawyer for details about these rights.

The securities you are buying are not listed

The securities you are buying are not listed on any stock exchange, and they may never be listed. You may never be able to sell these securities.

For more information on the exempt market, call your local securities regulatory authority.

British Columbia Securities Commission (BCSC)

701 West Georgia Street

P.O. Box 10142, Pacific Centre

Vancouver, B.C. V7Y 1L2

Telephone: (604) 899-6500

Fax: (604) 899-6506

[Instruction: The purchaser must sign 2 copies of this form. The purchaser and the issuer must each receive a signed copy.]

D/KFR/779432.1